a)
ANNUAL CERTIFICATION
Re:
Pursuant to the Pooling and Servicing Agreement for ABSC Series 2006-HE2 (the "Servicing
Agreement"), dated as of March 1, 2006, between Asset-Backed Securities Corporation (the
"Depositor"), U.S Bank, National Association, (the "Trustee"), and Barclays Capital Real Estate
Inc. d/b/a HomEq Servicing, (the "Servicer")
On November 1, 2006, substantially all of the servicing assets of Servicer were acquired by Barclays
Capital Real Estate Inc. d/b/a HomEq Servicing. I, Arthur Q. Lyon, Vice President and Chief Executive
Officer of the HomEq Servicing Division of Barclays Capital Real Estate Inc. d/b/a HomEq Servicing,
hereby certify to the Depositor and the Trustee and their officers, directors, and affiliates, pursuant to
Section 3.20 of the Pooling and Servicing Agreement, that:
A review of the activities of the Servicer during the period of November 1,
2006 to December 31, 2006, or the applicable portion thereof, and, to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects for the period of November 1, 2006 to December 31, 2006.

Date: March 7, 2007

/s/ Arthur Q. Lyon
Arthur Q. Lyon
Vice President and CEO
HomeEq Servicing Division

b)
ANNUAL CERTIFICATION
Re:
Pursuant to the Pooling and Servicing Agreement for ABSC Series 2006-HE2
(the "Servicing Agreement"), dated as of March 1, 2006, between Asset-Backed
Securities Corporation (the "Depositor"), U.S Bank, National Association, (the
"Trustee"), and Wachovia Equity Servicing, LLC (successor by merger to HomEq
Servicing Corporation), the servicer (the "Servicer")
I, William T. Fowler, Vice President, of the Wachovia Equity Servicing, LLC (successor by merger to
HomEq Servicing Corporation), hereby certify to the Depositor and the Trustee and their officers, directors, and affiliates, pursuant to Section 3.20 of the Pooling and Servicing Agreement, that:

A review of the activities of the Servicer during the period of January 1,
2006 to November 1, 2006, or the applicable portion thereof, and, to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects for the period of January 1, 2006 to November 1, 2006.

Date: Feb 23, 2007
/s/ William T. Fowler
William T. Fowler
Vice President